FOR IMMEDIATE RELEASE
March 5, 2009

Contact:  Amy E. Essex
          Chief Financial Officer, Treasurer & Corporate Secretary First Federal of Northern Michigan Bancorp, Inc.
          (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                     ANNOUNCES FOURTH QUARTER 2008 EARNINGS

Alpena, Michigan - (March 5, 2009) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported a consolidated net loss of $2,324,000, or $0.81 per basic and diluted share, for the quarter ended December 31, 2008, compared to a consolidated net loss of $1,361,000, or $0.47 per basic and diluted share, for the quarter ended December 31, 2007.

The consolidated net loss for the twelve months ended December 31, 2008 was $3,241,000, or $1.12 per basic and diluted share, compared to $1,600,000, or $0.56 per basic and diluted share, for the twelve months ended December 31, 2007.

The main factor driving the net losses for the three- and twelve-month periods ended December 31, 2008 was the provision for loan losses of $3.2 million and $4.4 million for the respective periods, which were driven by weak economic conditions in our market area.

The Company took several steps in 2008 to reduce non-interest expenses, including closing an under-performing branch, and reducing compensation cost via staff reductions and benefit cuts. In early 2009, the Company sold the assets of its insurance subsidiary, which will further reduce non-interest expenses and allow the Company to focus on core banking operations.

Michael W. Mahler, President and Chief Executive Officer of the Company, commented "Our major issue continues to be credit quality, which is driven by very weak economic conditions in our market area. However, while other banks continue to report losses in their investment portfolios and impairment of intangible assets and goodwill, these are issues not affecting us. We have been conservative in our investment decisions and that has paid off for us in the long run. We continue to look for ways to improve earnings. We recently completed the sale of the insurance operations of our insurance subsidiary, the InsuranCenter of Alpena. The sale of this business segment will result in improved earnings going forward. In the months to come, our focus will continue to be on improving asset quality, whether that means foreclosure, repossession and sale of non-performing assets; assisting troubled borrowers in refinancing with other financial institutions; or working with viable borrowers to help them make it through these troubled times. There is no one-size-fits-all answer to working with our troubled borrowers so credit-by-credit we are exploring all avenues to determine which is the best route to take to return the Company to profitability. Despite the significant provision expense which drove our loss for the year, the Company still remains well capitalized with significant cushion to withstand this difficult economic period."

Selected Financial Ratios

                                                                    For the Twelve Months Ended December 31
                                                              ----------------------------------------------------
                                                                       2008                         2007
                                                              ------------------------     -----------------------

Performance Ratios:
Net interest margin                                                             2.93%                       3.14%
Average interest rate spread                                                    2.51%                       2.67%
Return on average assets                                                       -1.30%                      -0.60%
Return on average equity                                                      -10.45%                      -4.64%




                                                                                     As of
                                                              ----------------------------------------------------
                                                                 December 31, 2008           December 31, 2007
                                                              ------------------------     -----------------------
Asset Quality Ratios:
Non-performing assets to total assets                                           5.57%                       4.15%
Non-performing loans to total loans                                             6.14%                       4.54%
Allowance for loan losses to non-performing assets                             40.90%                      38.53%
Allowance for loan losses to total loans                                        2.85%                       1.95%



Financial Condition

Total assets of the Company at December 31, 2008 were $247.7 million, a decrease of $3.2 million, or 1.26%, from assets of $250.8 million at December 31, 2007. The ratio of nonperforming assets to total assets was 5.57% at December 31, 2008 compared to 4.15% at December 31, 2007. Non-performing assets increased by $3,391,000 from December 31, 2007 to December 31, 2008.The increase in non-performing assets included a $2.0 million increase in non-performing commercial loans, most of which related to two large commercial relationships. The increase in non-performing assets also included a $1.0 million increase in non-performing residential mortgages, of which $857,000 related to one large residential mortgage. The Company has established an aggressive plan to reduce the level of non-performing assets in 2009 and beyond.

Stockholders' equity decreased by $3.1 million from $32.5 million at December 31, 2007 to $29.4 million at December 31, 2008. The decrease in equity was attributable primarily to the net loss for the twelve month period of $3.2 million and dividends of $433,000. In an effort to preserve capital, in December 2008 the Company announced the suspension of its quarterly cash dividend. The Company intends to review this decision on a quarterly basis. First Federal of Northern Michigan's regulatory capital remains at levels in excess of regulatory requirements, as shown in the table below.


                                                                                                           Capital Required to be
                                                                                                               Categorized as
                                                                                                           Well-Capitalized Under
                                               Actual Capital           Capital Required for Capital          Prompt Corrective
                                           at December 31, 2008               Adequacy Purposes               Action Provisions
                                          ----------------------------------------------------------------------------------------
                                          Amount           Ratio           Amount           Ratio          Amount           Ratio
                                          ----------------------------------------------------------------------------------------
                                                                           (Dollars in Thousands)

December 31, 2008
  Total capital (to risk-
    weighted assets)                      $27,079          15.75%          $13,757          8.00%          $17,197          10.00%
  Tier 1 capital (to risk-
    weighted assets)                      $24,887          14.47%          $ 6,879          4.00%          $10,318           6.00%
  Tangible capital (to
    tangible assets)                      $24,887          10.31%          $ 3,620          1.50%          $ 4,826           2.00%



Results of Operations

Interest income decreased to $3.4 million for the three months ended December 31, 2008 from $3.9 million for the year earlier period. Interest income decreased by $2.2 million to $14.0 million for the twelve-month period ended December 31, 2008 from $16.2 million for the same period in 2007. The decreases in interest income were due primarily to two factors: a decrease in the average balance of our interest-earning assets due to reductions in the size of our loan portfolio and a decrease in the yield on interest-earning assets due in part to lower market interest rates.

Interest expense decreased to $1.7 million for the three months ended December 31, 2008 from $2.0 million for the three months ended December 31, 2008. Interest expense for the twelve months ended December 31, 2008 decreased to $7.1 million from $8.4 million for the twelve months ended December 31, 2007. The decrease in interest expense for the three- and twelve-month periods was due primarily to decreases in the average balance of and interest rates on our Federal Home Loan Bank advances period over period as well as a decrease in the average balance of certificates of deposit and a decrease in the cost of funds related to higher-costing certificates of deposits which matured and re-priced lower.

The Company's net interest margin decreased to 2.90% for the three-month period ended December 31, 2008 from 3.14% for the same period in 2007. During this time period, the average yield on interest-earning assets decreased 78 basis points to 5.70% from 6.48%, while the cost of funds decreased 63 basis points to 3.17% from 3.80%. For the twelve-month period ended December 31, 2008, the net interest margin decreased to 2.93% from 3.14% for the same period in 2007. During this time period, the average yield on interest-earning assets decreased 57 basis points to 5.96% from 6.53%, while the cost of funds decreased 41 basis points to 3.44% from 3.85%.

The provision for loan losses for the three-month period ended December 31, 2008 was $3.2 million, as compared to $2.1 million for the prior year period. For the twelve-month period ended December 31, 2008, the provision for loan losses was $4.4 million as compared to $2.4 million for the same period ended December 31, 2007. The increase in provision for both the three- and twelve-month periods related primarily to additional provisions for several commercial relationships that continued to deteriorate, and also a large provision on a residential mortgage loan related to one of the commercial credits. The provision was based on management's review of the components of the overall loan portfolio, the status of non-performing loans and various other factors.

Non-interest income decreased from $1.1 million for the three months ended December 31, 2007 to $690,000 for the three months ended December 31, 2008. Non-interest income decreased from $4.0 million for the twelve months ended December 31, 2007 to $3.1 million for the twelve months ended December 31, 2008. The decrease for the three-month period was primarily attributed to a decrease in insurance brokerage commissions due to the sale in April 2008 of the exclusive Blue Cross Blue Shield insurance contract as well as decreases in service charges and other fees and mortgage banking activities income period over period. For the twelve-month period, the decrease was also due to a decrease period over period related to insurance brokerage commissions, but this decrease was offset by a year-over-year increase in service charges and other fee income and mortgage banking activities income.

Non-interest expense decreased from $3.0 million for the three months ended December 31, 2007 to $2.7 million for the three months ended December 31, 2008. Non-interest expense decreased from $11.9 million for the twelve months ended December 31, 2007 to $10.4 million for the twelve months ended December 31, 2008. The decreases period over period were mainly the result of prepayment penalties of $293,000 paid on FHLB advances during the twelve months ended December 31, 2007, reductions in compensation and benefit expenses due to the closure of an under-performing branch and other cost-cutting measures, as well as a reduction in insurance brokerage commission expense due to the sale in April 2008 of the exclusive Blue Cross Blue Shield insurance contract.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.


First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet
-----------------------------------------------------------------------------------------------------------------------

                                                                                December 31, 2008     December 31, 2007
                                                                                -----------------     -----------------
                                                                                   (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks ..............................................  $       3,097,788     $       3,567,858
Overnight deposits with FHLB .................................................            372,523             1,772,999
                                                                                -----------------     -----------------
Total cash and cash equivalents ..............................................          3,470,311             5,340,857
Securities AFS  ..............................................................         25,665,178            20,680,913
Securities HTM ...............................................................          4,022,235             2,770,000
Loans held for sale ..........................................................            107,000                     -
Loans receivable, net of allowance for loan losses of $5,647,055 and
  $4,013,454 as of December 31, 2008 and December 31, 2007, respectively......        192,270,714           201,333,427
Foreclosed real estate and other repossessed assets ..........................          1,637,923             1,279,543
Federal Home Loan Bank stock, at cost ........................................          4,196,900             4,196,900
Premises and equipment .......................................................          7,089,746             7,619,016
Accrued interest receivable ..................................................          1,469,176             1,699,706
Intangible assets ............................................................          1,394,983             2,093,735
Goodwill .....................................................................          1,408,604             1,396,854
Other assets .................................................................          4,939,523             2,420,340
                                                                                -----------------     -----------------
Total assets .................................................................  $     247,672,293     $     250,831,292
                                                                                =================     =================


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits .....................................................................  $     165,778,598     $     157,832,584
Advances from borrowers for taxes and insurance ..............................            104,475                   729
Federal Home Loan Bank Advances ..............................................         40,200,000            51,700,000
Note Payable .................................................................            768,651               983,795
REPO Sweep Accounts ..........................................................          9,447,415             6,637,089
Accrued expenses and other liabilities .......................................          1,954,392             1,173,550
                                                                                -----------------     -----------------
Total liabilities ............................................................        218,253,531           218,327,747
                                                                                -----------------     -----------------

Commitments and contingencies ................................................                  -                     -

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,191,999 shares issued)....................................................             31,920                31,920
Additional paid-in capital ...................................................         24,302,102            24,327,466
Retained earnings  ...........................................................          8,762,412            12,416,364
Treasury stock at cost (307,750 shares).......................................         (2,963,918)           (2,963,918)
Unallocated ESOP .............................................................           (764,861)             (958,651)
Unearned compensation ........................................................           (286,324)             (414,549)
Accumulated other comprehensive income........................................            337,431                64,913
                                                                                -----------------     -----------------
Total stockholders' equity ...................................................         29,418,762            32,503,545
                                                                                -----------------     -----------------

Total liabilities and stockholders' equity ...................................  $     247,672,293     $     250,831,292
                                                                                =================     =================



First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                        For the Three Months            For the Twelve Months
                                                                        Ended December 31,                Ended December 31,
                                                                     ---------------------------     ---------------------------
                                                                        2008            2007            2008           2007
                                                                     -----------     -----------     -----------     -----------
                                                                             (Unaudited)                     (Unaudited)

Interest income:
Interest and fees on loans ........................................  $ 3,012,497     $ 3,559,399     $12,587,844     $14,456,297
Interest and dividends on investments .............................      193,721         300,591         958,351       1,651,268
Interest on mortgage-backed securities ............................      155,175          12,760         420,968          92,682
                                                                     -----------     -----------     -----------     -----------
Total interest income .............................................    3,361,393       3,872,749      13,967,163      16,200,247
                                                                     -----------     -----------     -----------     -----------

Interest expense:
Interest on deposits ..............................................    1,085,239       1,332,039       4,897,194       5,532,959
Interest on borrowings ............................................      579,698         665,861       2,233,276       2,913,595
                                                                     -----------     -----------     -----------     -----------
Total interest expense ............................................    1,664,937       1,997,901       7,130,470       8,446,554
                                                                     -----------     -----------     -----------     -----------

Net interest income ...............................................    1,696,456       1,874,848       6,836,694       7,753,693
Provision for loan losses .........................................    3,177,994       2,067,443       4,420,659       2,377,380
                                                                     -----------     -----------     -----------     -----------
Net interest (expense) income after provision for loan losses .....   (1,481,538)       (192,595)      2,416,035       5,376,313
                                                                     -----------     -----------     -----------     -----------

Non-interest income:
Service charges and other fees ....................................      233,668         261,252         942,115         911,096
Mortgage banking activities .......................................      115,369         140,901         431,752         418,005
(Loss) gain on sale of available-for-sale investments .............       (9,990)             46           6,062         (96,609)
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets ..................       (6,696)        (21,316)         21,801         (40,425)
Other .............................................................       29,113          25,792          96,471          63,886
Insurance & Brokerage Commissions .................................      328,864         682,817       1,644,119       2,726,335
                                                                     -----------     -----------     -----------     -----------
Total non-interest income .........................................      690,328       1,089,492       3,142,319       3,982,288
                                                                     -----------     -----------     -----------     -----------

Non-interest expenses:
Compensation and employee benefits ................................    1,377,288       1,585,607       5,698,370       6,236,874
SAIF Insurance Premiums ...........................................       36,681           4,901         121,919          20,837
Advertising .......................................................       55,798          39,773         184,658         200,396
Occupancy .........................................................      341,364         403,227       1,395,134       1,505,220
Amortization of intangible assets .................................      100,162         125,002         425,489         495,728
Service Bureau Charges ............................................       79,673          80,721         320,191         317,899
Insurance & Brokerage Commission Expense ..........................            -         228,704         309,874         948,095
Professional Services .............................................      100,278          77,764         414,067         325,207
Prepayment penalty on FHLB advances ...............................            -               -               -         464,240
Other  ............................................................      611,313         411,004       1,561,918       1,359,957
                                                                     -----------     -----------     -----------     -----------
Total non-interest expenses .......................................    2,702,556       2,956,703      10,431,619      11,874,451
                                                                     -----------     -----------     -----------     -----------

Loss before income tax benefit ....................................   (3,493,766)     (2,059,806)     (4,873,265)     (2,515,850)
Income tax benefit ................................................   (1,170,115)       (699,140)     (1,632,232)       (915,893)
                                                                     -----------     -----------     -----------     -----------
Net loss ..........................................................  $(2,323,651)    $(1,360,666)    $(3,241,033)    $(1,599,957)
                                                                     ===========     ===========     ===========     ===========

Per share data:
Basic loss per share ..............................................  $     (0.81)    $     (0.47)    $     (1.12)    $     (0.56)
Weighted average number of shares outstanding .....................    2,884,249       2,884,249       2,884,249       2,884,249

Diluted loss per share ............................................  $     (0.81)    $     (0.47)    $     (1.12)    $     (0.56)
Weighted average number of shares outstanding,
  including dilutive stock options ................................    2,884,249       2,884,249       2,884,249       2,884,249

Dividends per common share ........................................  $         -     $      0.05     $      0.15     $      0.20
